MATERION CORPORATION REPORTS RECORD THIRD QUARTER FINANCIAL RESULTS AND RAISES FULL YEAR OUTLOOK

MAYFIELD HEIGHTS, Ohio – November 2, 2021 - Materion Corporation (NYSE: MTRN), a world leader in high performing advanced materials, today reported record third quarter financial results and further raised its 2021 outlook.

Third Quarter 2021 Highlights

•Net sales were $388.0 million compared to $287.2 million in the prior-year period; value-added sales increased 31% year on year to a record $215.8 million for the quarter

•Operating profit of $21.2 million; adjusted earnings before interest and taxes (EBIT) was a record at $27.8 million, or 12.9% of value-added sales, a 430-basis point margin expansion year-over-year

•Net income of $0.88 per share, diluted; record adjusted earnings of $1.10 per share, an increase of 120% compared to $0.50 in the prior-year period

Full Year 2021 Outlook

•Full year adjusted earnings outlook raised to $3.73 - $3.83, an increase of 86% versus prior year at the midpoint

Acquisition Update

•Completed transformative acquisition of HCS-Electronic Materials, adding industry leading advance materials solutions in tantalum and niobium, further strengthening our position in the semiconductor market while expanding offering to industrial and aerospace & defense customers

“Our global team rose to the challenge to serve our customers and deliver a record quarter, despite the supply chain and staffing challenges prevalent in today’s environment,” Jugal Vijayvargiya, Materion President and Chief Executive Officer said. “The combination of strong end-market demand combined with our organic growth initiatives and continued operational improvements is driving expanded margins and higher earnings. In light of this outstanding performance and the continued strength of our order book, we have once again raised our outlook for 2021.”

“This week also marks a significant acceleration in our transformation with the closing of the highly strategic acquisition of HCS-Electronic Materials,” Vijayvargiya added. “We are excited to welcome this immediately accretive business to the Materion portfolio as we continue our journey to expand into high growth, high value markets and applications.”

THIRD QUARTER 2021 RESULTS

Net sales for the third quarter were $388.0 million, compared to $287.2 million in the prior-year period. Value-added sales of $215.8 million were a record for any quarter, up 31% from the prior-year quarter. Strong performance across several key end markets, including semiconductor, industrial, automotive, and energy drove the value-added sales growth.

Operating profit for the third quarter was $21.2 million, and net income was $18.2 million, or $0.88 per diluted share, compared to an operating loss of $0.6 million and net income of $5.5 million in the prior-year period. Excluding special items, detailed in the attached tables, adjusted EBIT was $27.8 million in the third quarter, another quarterly record and an increase of 97% versus the prior-year period. Strong commercial execution, improved operating performance, and favorable price/mix drove the increase.

Adjusted net income was $22.7 million, or $1.10 per diluted share, an increase of 120% compared to $0.50 per share in the prior-year period.

OUTLOOK

The Company expects the positive momentum to continue into the fourth quarter with an estimated $0.95 to $1.05 adjusted earnings per share for the quarter, an increase of 43% from the prior-year quarter, at the midpoint. This results in an improved full-year 2021 adjusted earnings estimate in the range of $3.73 to $3.83 per diluted share. The midpoint of the revised guidance represents an 86% increase from the prior year.

ADJUSTED EARNINGS GUIDANCE

It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 and 5 to this press release.

CONFERENCE CALL

Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, November 2, 2021. The conference call will be available via webcast through the Company’s website at www.materion.com or through www.InvestorCalendar.com. By phone, please dial (877) 407-0778. Callers outside the U.S. can dial (201) 689-8565. A replay of the call will be available until November 16, 2021 by dialing (877) 481-4010 or (919) 882-2331;

please reference replay ID number 39483. The call will also be archived on the Company’s website.

FORWARD-LOOKING STATEMENTS

Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: our ability to achieve the strategic and other objectives related to the acquisition of HCS-Electronic Materials, including any expected synergies; our ability to successfully integrate the HCS-Electronic Materials business and other such acquisitions and achieve the expected results of the acquisition, the ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition, and liquidity; the global economy, including the impact of tariffs and trade agreements; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success implementing our strategic plans and the timely and successful completion and start-up of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal financing fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Materion’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions on operations from, and other effects of, catastrophic and other extraordinary events; and the risk factors set forth in Part 1, Item 1A of our 2020 Annual Report on Form 10-K.

Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact: Media Contact:
John Zaranec Shannon Bennett
(216) 383-4010 (216) 383-4094
john.zaranec@materion.com shannon.bennett@materion.com
https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Third Quarter Ended		Nine Months Ended
(In thousands except per share amounts)	October 1, 2021	September 25, 2020*	October 1, 2021	September 25, 2020*
Net sales	$388,028	$287,171	$1,113,413	$836,585
Cost of sales	313,715	241,860	902,723	699,749
Gross margin	74,313	45,311	210,690	136,836
Selling, general, and administrative expense	43,195	35,696	118,031	99,292
Research and development expense	6,354	5,417	19,164	14,104
Impairment charges	—	—	—	10,766
Restructuring expense (income)	—	2,593	(378)	7,144
Other — net	3,604	2,221	12,272	4,143
Operating profit (loss)	21,160	(616)	61,601	1,387
Other non-operating income—net	(1,279)	(1,076)	(3,832)	(2,871)
Interest expense — net	861	1,334	2,480	2,839
Income (Loss) before income taxes	21,578	(874)	62,953	1,419
Income tax expense (benefit)	3,422	(6,345)	10,162	(5,977)
Net income	$18,156	$5,471	$52,791	$7,396
Basic earnings per share:
Net income per share of common stock	$0.89	$0.27	$2.59	$0.36
Diluted earnings per share:
Net income per share of common stock	$0.88	$0.27	$2.56	$0.36
Weighted-average number of shares of common stock outstanding:
Basic	20,439	20,325	20,414	20,342
Diluted	20,657	20,592	20,659	20,595
*Prior periods have been adjusted to reflect the change in inventory method, as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

(Thousands)	October 1, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$18,009	$25,878
Accounts receivable, net	190,601	166,447
Inventories, net	311,745	250,778
Prepaid and other current assets	36,138	20,896
Total current assets	556,493	463,999
Deferred income taxes	1,908	3,134
Property, plant, and equipment	1,069,592	998,312
Less allowances for depreciation, depletion, and amortization	(715,158)	(688,626)
Property, plant, and equipment—net	354,434	309,686
Operating lease, right-of-use assets	56,556	62,089
Intangible assets, net	49,012	54,672
Other assets	23,269	19,364
Goodwill	140,990	144,916
Total Assets	$1,182,662	$1,057,860
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$529	$1,937
Accounts payable	71,576	55,640
Salaries and wages	37,168	18,809
Other liabilities and accrued items	54,749	40,887
Income taxes	439	1,898
Unearned revenue	8,308	7,713
Total current liabilities	172,769	126,884
Other long-term liabilities	17,572	17,002
Operating lease liabilities	52,177	56,761
Finance lease liabilities	17,285	20,539
Retirement and post-employment benefits	39,216	41,877
Unearned income	93,061	86,761
Deferred income taxes	14,118	15,864
Long-term debt	79,036	36,542
Shareholders’ equity	697,428	655,630
Total Liabilities and Shareholders’ Equity	$1,182,662	$1,057,860

Attachment 3

Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
(Thousands)	October 1, 2021	September 25, 2020*
Cash flows from operating activities:
Net income	$52,791	$7,396
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	32,478	32,042
Amortization of deferred financing costs in interest expense	546	547
Stock-based compensation expense (non-cash)	4,924	3,989
Deferred income tax benefit	(263)	(5,981)
Impairment charges	—	10,766
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(26,041)	13,899
Inventory	(62,353)	(6,414)
Prepaid and other current assets	(7,020)	(686)
Accounts payable	14,863	6,281
Accrued expenses	20,451	(16,040)
Unearned revenue	650	(298)
Interest and taxes payable	(1,504)	143
Unearned income due to customer prepayments	9,022	40,385
Other-net	1,974	(6,585)
Net cash provided by operating activities	40,518	79,444
Cash flows from investing activities:
Payments for acquisition, net of cash acquired	—	(130,715)
Payments for purchase of property, plant, and equipment	(77,640)	(46,285)
Proceeds from settlement of currency exchange contract	—	3,249
Proceeds from sale of property, plant, and equipment	686	35
Net cash used in investing activities	(76,954)	(173,716)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit agreement, net	43,010	120,000
Repayment of long-term debt	(1,803)	(16,357)
Principal payments under finance lease obligations	(2,152)	(1,440)
Cash dividends paid	(7,243)	(6,920)
Repurchase of common stock	—	(6,766)
Payments of withholding taxes for stock-based compensation awards	(3,033)	(2,212)
Net cash provided by financing activities	28,779	86,305
Effects of exchange rate changes	(212)	714
Net change in cash and cash equivalents	(7,869)	(7,253)
Cash and cash equivalents at beginning of period	25,878	125,007
Cash and cash equivalents at end of period	$18,009	$117,754
*Prior period has been adjusted to reflect the change in inventory method, as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBIT
(Unaudited)

	Third Quarter Ended		Nine Months Ended
(Millions)	October 1, 2021	September 25, 2020*	October 1, 2021	September 25, 2020*
Net Sales
Performance Alloys and Composites	$136.1	$91.2	$375.5	$291.9
Advanced Materials	220.7	165.6	638.5	475.9
Precision Optics	31.2	30.4	99.4	68.8
Other	—	—	—	—
Total	$388.0	$287.2	$1,113.4	$836.6

Less: Pass-through Metal Cost
Performance Alloys and Composites	$20.9	$9.3	$50.9	$36.5
Advanced Materials	151.0	110.6	438.9	314.3
Precision Optics	—	2.1	—	5.7
Other	0.3	0.3	1.3	2.2
Total	$172.2	$122.3	$491.1	$358.7

Value-added Sales (non-GAAP)
Performance Alloys and Composites	$115.2	$81.9	$324.6	$255.4
Advanced Materials	69.7	55.0	199.6	161.6
Precision Optics	31.2	28.3	99.4	63.1
Other	(0.3)	(0.3)	(1.3)	(2.2)
Total	$215.8	$164.9	$622.3	$477.9

Gross Margin
Performance Alloys and Composites	$36.8	$16.3	$99.4	$61.1
Advanced Materials	24.7	18.6	73.5	52.8
Precision Optics	12.7	10.2	38.5	23.3
Other	0.1	0.2	(0.7)	(0.4)
Total	$74.3	$45.3	$210.7	$136.8

Operating Profit (Loss)
Performance Alloys and Composites	$20.9	$(0.4)	$51.7	$10.0
Advanced Materials	9.3	5.7	26.5	15.4
Precision Optics	3.3	1.4	10.5	(6.1)
Other	(12.3)	(7.3)	(27.1)	(17.9)
Total	$21.2	$(0.6)	$61.6	$1.4
*Prior periods have been adjusted to reflect the change in inventory method, as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

	Third Quarter Ended		Nine Months Ended
(Millions)	October 1, 2021	September 25, 2020*	October 1, 2021	September 25, 2020*
Special Items
Performance Alloys and Composites	$—	$9.9	$—	$17.7
Advanced Materials	—	0.1	—	0.8
Precision Optics	—	1.9	0.4	13.0
Other	5.4	1.7	5.5	1.0
Total	$5.4	$13.6	$5.9	$32.5

Operating Profit (Loss) Excluding Special Items
Performance Alloys and Composites	$20.9	$9.5	$51.7	$27.7
Advanced Materials	9.3	5.8	26.5	16.2
Precision Optics	3.3	3.3	10.9	6.9
Other	(6.9)	(5.6)	(21.6)	(16.9)
Total	$26.6	$13.0	$67.5	$33.9

Non-Operating (Income) Expense
Performance Alloys and Composites	$0.1	$0.2	$0.4	$0.5
Advanced Materials	0.1	—	0.1	—
Precision Optics	(0.2)	(0.2)	(0.6)	(0.2)
Other	(1.2)	(1.1)	(3.7)	(3.2)
Total	$(1.2)	$(1.1)	$(3.8)	$(2.9)

EBIT Excluding Special Items
Performance Alloys and Composites	$20.8	$9.3	$51.3	$27.2
Advanced Materials	9.2	5.8	26.4	16.2
Precision Optics	3.5	3.5	11.5	7.1
Other	(5.7)	(4.5)	(17.9)	(13.7)
Total	$27.8	$14.1	$71.3	$36.8
*Prior periods have been adjusted to reflect the change in inventory method, as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. During the first quarter of 2021, the Company added ruthenium, iridium, rhodium, rhenium, and osmium to its definition of value-added sales as the costs of these materials are treated as pass-through. Prior period value-added sales amounts have been recast to reflect this change. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures - Profitability
(Unaudited)

	Third Quarter Ended		Nine Months Ended
(Millions except per share amounts)	October 1, 2021	September 25, 2020*	October 1, 2021	September 25, 2020*
GAAP as Reported
Net sales	$388.0	$287.2	$1,113.4	$836.6
Operating profit	21.2	(0.6)	61.6	1.4
Non-operating income	(1.2)	(1.1)	(3.8)	(2.9)
Net income	18.2	5.5	52.8	7.4
Shares outstanding - Diluted	20,657	20,592	20,659	20,595
EPS - Diluted	$0.88	$0.27	$2.56	$0.36

Operating Profit Special Items
Impairment charges	$—	$—	$—	$10.8
Mine development costs	—	7.3	—	7.3
Forfeiture of non-cash stock-based compensation	—	—	—	(1.5)
Non-cash inventory adjustment	—	(1.5)	—	1.3
Cost reduction initiatives	—	2.6	0.4	7.2
COVID-19 related costs	—	0.8	—	3.7
Merger and acquisition costs	5.4	5.5	5.5	7.0
Foreign currency hedge gain	—	(1.1)	—	(3.3)
Total Operating Profit Special Items	$5.4	$13.6	$5.9	$32.5
Operating Profit Special Items - net of tax	$4.1	$10.6	$4.5	$25.1
Tax Special Items	$0.4	$(5.8)	$0.1	$(5.1)
Special items per diluted share	$0.22	$0.23	$0.22	$0.97

Non-GAAP Measures - Adjusted Profitability
Value-added (VA) sales	$215.8	$164.9	$622.3	$477.9
Operating profit	26.6	13.0	67.5	33.9
Operating profit % of VA	12.3%	7.9%	10.8%	7.1%
EBIT	27.8	14.1	71.3	36.8
EBIT % of VA	12.9%	8.6%	11.5%	7.7%
Net income	22.7	10.3	57.4	27.4
EPS - Diluted	$1.10	$0.50	$2.78	$1.33
*Prior periods have been adjusted to reflect the change in inventory method, as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest and taxes (EBIT), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 4, we have adjusted the results for certain special items such as non-cash impairment charges, non-cash inventory adjustments, cost reduction initiatives (i.e., severance), COVID-19 related costs, merger and acquisition costs, certain foreign currency hedge gains, and certain discrete income tax items from the applicable GAAP financial measure. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.